
                                           SUBSIDIARIES OF THE REGISTRANT





  Parent                                   Subsidiary                              Ownership           Organization
  ------                                   ----------                              ---------           ------------
  Midland Capital Holdings Corporation     Midland Federal Savings and Loan          100%                Federal
                                           Association

  Midland Federal Savings and Loan         Midland Service Corporation               100%                Illinois
   Association



     The financial statements of the Registrant are consolidated with those of its subsidiary.